                                  Schedule 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant    / /

Check the appropriate box:


/ / PRELIMINARY PROXY STATEMENT         / /  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY
                                             (AS PERMITTED BY RULE 14a-6(e) (2))
/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SYLVAN INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount previously paid:
                                     -----------------------------------

    (2)      Form, schedule or registration statement no.:
                                                           -------------

    (3)      Filing party:
                           ---------------------------------------------

    (4)      Date filed:
                         -----------------------------------------------

                                  Sylvan Logo

                      333 Main Street, Saxonburg, PA 16056

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                             ---------------------


Date:                            Thursday, May 30, 2002
Place:                           Swissotel New York - The Drake
                                 440 Park Avenue at 56th Street
                                 New York, New York
Time:                            10:00 a.m.
Record Date:                     Monday, April 8, 2002

You are cordially invited to attend the 2002 annual meeting of the shareholders of Sylvan Inc. If you plan to do so, please mark the box provided on your proxy card. However, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please follow the instructions on the enclosed proxy and vote your shares as soon as possible. We encourage you to take advantage of voting by telephone or Internet. Submitting a proxy before the meeting will not prevent you from voting in person at the meeting.

Matters to be voted upon at the meeting are:

     - the election of directors to hold office for the term of one year or until their successors are elected and qualified; and

     - such other business as may properly come before the meeting.

                                          By Order of the Board of Directors

                                          FRED Y. BENNITT, Secretary

April 25, 2002

                               TABLE OF CONTENTS


General Information.........................................     1
  Who May Vote
  How to Vote
  How Proxies Work
  Revoking or Revising a Proxy
  Quorum
  Votes Needed
  Vote Counting
  Payment of Proxy Solicitation Expenses
  Attending the Annual Meeting
  Disclosure of Voting Results
  Shareholder Proposals for the 2003 Annual Meeting

Common Stock Ownership of Certain Beneficial Owners.........     3

Common Stock Ownership of Directors and Executive
  Officers..................................................     5

Board of Directors..........................................     6
  Election of Directors
  Board Meetings
  Board Committees
  Board Compensation
  Board Member Transactions with the Company
  Stock Option and Compensation Committee Interlocks and
     Insider Participation

Management Compensation and Benefit Plans...................     8
  Stock Option and Compensation Committee Report on
     Executive Compensation
  Summary Compensation Table
  Aggregated Option Exercises for the Year Ended December
     30, 2001
  Qualified Retirement Benefit Plan

Shareholder Return Performance Graph........................    13

Section 16(a) Beneficial Ownership Reporting Compliance.....    13

Report of the Audit Committee...............................    13

Independent Public Accountants..............................    14

Annual Report on Form 10-K..................................    15

                              GENERAL INFORMATION

This proxy statement and the enclosed proxy card are being mailed to you by your Board of Directors starting on or about May 10, 2002. The Board of Directors requests that your shares be represented at the annual meeting by the proxies named on the proxy card.

WHO MAY VOTE

You are entitled to vote at the annual meeting if Sylvan's shareholder records show that you owned Sylvan common stock on April 8, 2002 (the record date). As of April 8, 2002, there were 5,432,131 shares of common stock outstanding. Each share of common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

HOW TO VOTE

You have four options for completing and submitting a proxy or voting:

     - over the Internet at the address shown on your proxy card;

     - by telephone using the number shown on your proxy card;

     - by completing, signing, dating and returning the enclosed proxy card; or

     - by attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

HOW PROXIES WORK

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of our director nominees and in accordance with our best judgment on any other matters that may properly come before the meeting.

REVOKING OR REVISING A PROXY

You can change or revoke your proxy at any time before the meeting by:

     - entering a new vote by Internet or telephone;

     - returning a later-dated proxy card;

     - sending written notice of revocation to Sylvan's company secretary; or

     - completing a written ballot at the meeting.

Your attendance at the meeting will not automatically revoke your proxy -- you must specifically revoke your proxy in order for a revocation to be effective.

QUORUM

In order to carry on the business of the meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The director nominees receiving the highest number of votes will be elected to fill the seats on the board. Approval of other proposals, if any, requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker nonvotes count for quorum purposes, but not for voting purposes and are not considered to be votes cast. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

VOTE COUNTING

Representatives of Mellon Investor Services LLC, Sylvan's transfer agent, will tabulate the votes and act as independent inspectors of election.

PAYMENT OF PROXY SOLICITATION EXPENSES

Sylvan will pay the cost of the solicitation of proxies. The company has retained Mellon Investor Services to solicit proxies from the shareholders at a fee of $5,500, plus out-of-pocket expenses. The company will, upon request, reimburse brokers and others who are only record holders of Sylvan's common stock for their reasonable expenses in forwarding proxy materials to, and obtaining voting instructions from, the beneficial owners of such stock. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged Sylvan employees may, without additional compensation therefor, solicit proxies on behalf of the company by personal interviews, telephone, Internet or other means, as appropriate.

ATTENDING THE ANNUAL MEETING

All persons who are shareholders as of April 8, 2002, may attend the annual meeting. If the shares are in your name and you wish to attend the annual meeting, please check the box on your proxy card. If your shares are held through a broker, contact your broker and request that he or she provide you with evidence of your stock ownership. This documentation, when presented at the meeting, will allow you to attend.

DISCLOSURE OF VOTING RESULTS

Sylvan will announce preliminary voting results at the annual meeting and publish final results in its quarterly report on Form 10-Q for the quarter ending June 30, 2002.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

Sylvan's bylaws require that shareholders who wish to make proposals or nominate directors give written notice to the company secretary not less than 30 days nor more than 60 days prior to the date of the meeting. However, in order for a proposal or nomination to be considered for inclusion in next year's proxy statement, it must be submitted to the company in writing by December 26, 2002. We currently anticipate that the next annual meeting will be held in late May 2003. We will provide public notice of the date once it is set.

Sylvan's bylaws, the Nevada Corporation Law and the Securities and Exchange Commission set other requirements that shareholders must meet in order to have their proposals considered at the annual meeting or included in company proxy materials. If you would like further information on these requirements or about submitting shareholder proposals, please contact Sylvan's company secretary.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons or firms known to the company that may be deemed to beneficially own five percent or more of Sylvan's common stock as of December 31, 2001, are the following:

                                                             AMOUNT AND NATURE           PERCENT OF
NAME AND ADDRESS                                        OF BENEFICIAL OWNERSHIP (A)   COMMON STOCK (I)
----------------                                        ---------------------------   ----------------
Wynnefield Capital Management, LLC                               1,068,886(b)               19.7%
  450 Seventh Avenue
  New York, NY 10123

Dennis C. Zensen                                                   769,128(c)               14.2%
  333 Main Street
  Saxonburg, PA 16056

T. Rowe Price Associates, Inc.                                     638,100(d)               11.8%
  100 East Pratt Street
  Baltimore, MD 21202

Dimensional Fund Advisors Inc.                                     454,876(e)                8.4%
  1299 Ocean Avenue
  Santa Monica, CA 90401

FMR Corp.                                                          386,600(f)                7.1%
  82 Devonshire Street
  Boston, MA 02109

Weiss, Peck & Greer, L.L.C                                         291,100(g)                5.4%
  One New York Plaza
  New York, NY 10004

Security Management Company, LLC                                   277,200(h)                5.1%
  700 SW Harrison Street
  Topeka, KS 66636

---------------

 a) Under regulations of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares; investment power is the power to dispose of or direct the disposition of shares.

b) Based on information reported by Wynnefield Capital Management, LLC on a
   Schedule 13F filed with the Securities and Exchange Commission on January 30, 2001.

 c) Mr. Zensen owns 271,518 shares directly and 497,610 shares jointly with his wife.

d) According to a Schedule 13G dated February 14, 2002, these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 518,900 shares, representing 9.6% of the shares outstanding), to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 e) According to a Schedule 13G dated January 30, 2002, Dimensional Fund Advisors Inc. (Dimensional), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager,

    Dimensional possesses voting and/or investment power over Sylvan's securities that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

 f) According to a Schedule 13G dated February 14, 2002, Fidelity Management & Research Company (Fidelity), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 386,300 shares, or 7.1%, of the company's common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. All of the shares are owned by one investment company-Fidelity Low Priced Stock Fund. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d; FMR Corp., through its control of Fidelity; and the Fund each has sole power to dispose of the 333,700 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d, chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' board of trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49.0% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

 g) According to a Schedule 13G dated February 4, 2002, Weiss, Peck & Greer, L.L.C. (WPG), a Delaware limited liability company, is registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, and as an investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended.

h) According to a Schedule 13G dated February 12, 2002, that was filed on behalf of Security Management Company, LLC (SMC), a Kansas limited liability company, and/or certain investment advisory clients relating to their collective beneficial ownership of shares of Sylvan's common stock, SMC is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. As a result of its role as investment adviser, SMC may be deemed to be the beneficial owner of these securities of Sylvan and it has the sole power to dispose of the shares.

 i) Based on 5,432,131 shares of the company's common stock issued and outstanding on the record date.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the following information as of April 8, 2002. Unless otherwise described in the footnotes, each named person has sole voting and investment power as to all shares listed opposite his name.

                                                    SHARES OF BENEFICIALLY OWNED COMMON STOCK
                                             --------------------------------------------------------
                                              DIRECT        OTHER       RIGHT TO        PERCENT OF
NAME                                         OWNERSHIP    OWNERSHIP    ACQUIRE (D)    OUTSTANDING (E)
----                                         ---------    ---------    -----------    ---------------
Dennis C. Zensen                              271,518       497,610(a)    15,000           14.4%
William L. Bennett                              6,000         2,880(b)    16,000              *
Monir K. Elzalaki                              11,061            --       53,334              *
Virgil H. Jurgensmeyer                         20,000            --       19,000              *
Nelson Obus                                        --     1,068,886(c)    11,000           19.9%
Donald A. Smith                                    --            --       30,334              *
Gary D. Walker                                  4,130            --       58,333              *
Michael A. Walton                               5,000            --       65,000              *
All of the above and all other executive
  officers as a group (f)                     321,809     1,569,376      281,334           40.0%

---------------

* Less than 5%

 a) Owned by Mr. and Mrs. Zensen as joint tenants.

b) Includes 2,000 shares held in Mr. Bennett's 401(k) account and 880 shares held by trusts for the benefit of Mr. Bennett's children, with respect to which he disclaims beneficial ownership.

 c) Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P.I. and Wynnefield Small Cap Value Offshore Fund, Ltd., which, combined, own all of the indicated shares.

d) Consists of shares that are subject to options exercisable within 60 days of the record date.

 e) Based on 5,432,131 shares of the company's common stock issued and outstanding on the record date.

 f) Eleven persons, including those named.

                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

Five directors have been nominated by the Board of Directors for election at the annual meeting. Those who are elected will serve until the next annual meeting of shareholders or until each individual's successor is duly elected or appointed and qualified. No family relationship exists between any director or executive officer.

Unless otherwise specified, your proxy will be voted in favor of the persons named below. In the event that any of these individuals should become unavailable for election for any reason, at present unknown, it is intended that proxy votes will be cast for such substitute nominees, if any, as the board may designate.

                                                            PRINCIPAL OCCUPATION OR
NAME AND AGE               PRESENT POSITION WITH SYLVAN    EMPLOYMENT, IF DIFFERENT     DIRECTOR SINCE
------------               ----------------------------   ---------------------------   --------------
William L. Bennett (52)    Director                       Vice-Chairman and Director        July 1994
                                                          of PlanVista Corporation
Monir K. Elzalaki (46)     President of Sylvan America,                                 December 1998
                           Inc.
Virgil H. Jurgensmeyer     Director                       Chairman of J-M Farms, Inc.       June 1992
  (72)                                                    and J-M Foods, Inc.
Nelson Obus (55)           Director                       President of Wynnefield           June 2000
                                                          Capital, Inc.
Dennis C. Zensen (63)      Chairman, President and                                         April 1989
                           Chief Executive Officer

William L. Bennett has served, since August 1994, as a director of PlanVista Corporation (formerly HealthPlan Services Corporation), a leading provider of managed health care services. He served as PlanVista's board chairman between December 1994 and December 1997 and as vice-chairman since then. Since February 2000, he has also served as a managing director of Monitor Equity Advisors and senior advisor to the Monitor Group, an international consulting firm headquartered in Cambridge, Massachusetts.

Monir K. Elzalaki has served as president of the company's Sylvan America, Inc. spawn production subsidiary in Pennsylvania since March 1992 and as president of the company's Nevada spawn subsidiary since December 1992.

Virgil H. Jurgensmeyer has served as chairman of the board of J-M Farms, Inc. (a grower and marketer of fresh mushrooms) since April 1979 and as chairman of the board of J-M Foods, Inc. (a producer and marketer of fresh-cut salads) since January 1991. Mr. Jurgensmeyer is owner and chairman of Mid-West Custom Mixing Co. (a mixer of rubber compounds); Miami Industrial Supply and Manufacturing Co. (a manufacturer of mushroom production equipment) and Miken Computer Co. (a retailer of personal computer hardware, software and services). He is also a member of the board of directors of the Department of Agriculture of the State of Oklahoma.

Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities.

Dennis C. Zensen was elected chairman of Sylvan's board in July 1990 and has served as a director, president and chief executive officer of Sylvan since April 1989.

BOARD MEETINGS

During 2001, the Board of Directors held four meetings. Each of Sylvan's directors attended all of the meetings of the board and more than 75% of the meetings of the committees on which each served during 2001.

BOARD COMMITTEES

The Executive Committee, Audit Committee, and Stock Option and Compensation Committee are the board's standing committees. The board as a whole serves as its Nominating Committee.

                              EXECUTIVE COMMITTEE

Members: Mr. Zensen (chairman), Mr. Obus and Mr. Jurgensmeyer
Number of meetings in 2001: Three
Functions:

     - exercises all of the powers and authority of the board in the management of the business and affairs of the company between meetings of the full board, except the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the company's property and assets, recommend to the shareholders a dissolution of the company or a revocation of a dissolution, or amend the bylaws of the company

                                AUDIT COMMITTEE

Members: Mr. Bennett (chairman), Mr. Jurgensmeyer and Mr. Obus
Number of meetings in 2001: Five
Functions:

     - consults with Sylvan's independent public accountants and such other persons as the members deem appropriate

     - reviews the preparations for and scope of the audit of the company's annual financial statements

     - makes recommendations as to the engagement and fees of the independent public accountants

     - performs such other duties relating to the company's financial statements as the board may assign from time to time

The Committee operates under a written charter that was adopted in June 2000.

                    STOCK OPTION AND COMPENSATION COMMITTEE

Members: Mr. Jurgensmeyer (chairman) and Mr. Bennett
Number of meetings in 2001: Six
Functions:

     - exercises all of the powers of the Board of Directors, including the authority to issue Sylvan stock, with respect to matters relating to the administration of the company's 1990 Stock Option Plan

     - sets the compensation of the company's chief executive officer, the four other most highly compensated executive officers and other persons performing substantial services for the company

     - reviews and approves transactions between the company and any substantial shareholder, officer, director or affiliate of the company

BOARD COMPENSATION

Sylvan compensates each nonemployee director with an annual retainer of $10,000 and, beginning in June of 2001, a payment of $2,000 for each board meeting attended and for each committee meeting attended. The meeting payment was $1,000 in the first part of the year. The directors as a group were paid $89,000 in total during 2001. Directors are also reimbursed for travel and other necessary business expenses incurred for attending meetings.

In addition, under the terms of the 1993 Stock Option Plan for Nonemployee Directors, each nonemployee director is automatically granted nonincentive options to purchase 10,000 shares of common stock on the first business day following the annual meeting at which such individual first becomes a Sylvan director. In addition, he is automatically granted nonincentive options to purchase 1,000 shares of common stock on the first business day following the day of each subsequent annual meeting of shareholders. The exercise price per share of the common stock underlying each option granted is the closing price of the common stock on the date of grant as reported on The Nasdaq Stock Market.

Directors who are employees of the company or its subsidiaries are eligible to participate in the company's 1990 Stock Option Plan. Members of the Stock Option and Compensation Committee are not eligible to participate in the 1990 Stock Option Plan while they are serving on the Committee.

BOARD MEMBER TRANSACTIONS WITH THE COMPANY

During 2001, various mushroom business interests of Mr. Jurgensmeyer, a member of the company's board, purchased spawn and compost supplements at fair market value totaling $589,000 and fresh mushrooms and production consulting services for $5,000 in trading with the company's subsidiaries.

STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As stated above, the Stock Option and Compensation Committee was composed of Messrs. Jurgensmeyer and Bennett, neither of whom is an executive officer of the company. During 2001, no executive officer of the company served on a compensation committee (or other board committee performing equivalent functions) or the board of directors of any entity related to any member of Sylvan's Board of Directors.

                   MANAGEMENT COMPENSATION AND BENEFIT PLANS

STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Stock Option and Compensation Committee exercises responsibility with respect to the compensation of Sylvan's chief executive officer, the remaining executive officers who are named in the Summary Compensation Table and other persons performing substantial services for the company. It also administers Sylvan's 1990 Stock Option Plan.

                             Compensation Structure

The executive compensation program applies to individuals whose compensation determination is the Committee's responsibility. It is composed of the below-described base salary, cash bonus, target benefit annuity purchase and stock option components, which are utilized through an integrated and managed approach with medical, disability, life insurance and 401(k) fringe benefits that are generally available to the company's other employees. In administering the program during 2001, the Committee sought to:

     - sustain a pay-for-performance policy that differentiated compensation based on corporate, business unit and individual performance and linked compensation to such performance;

     - motivate executive officers to achieve strategic business initiatives and reward them for their accomplishments; and

     - align the interests of Sylvan's key employees with the long-term interests of Sylvan's shareholders.

                          Compensation Administration

In 2000, Sylvan retained Mercer Human Resource Consulting to conduct a review of the total compensation packages of executives at companies engaged in businesses that are similar to Sylvan's. Fifteen publicly traded companies constituted the peer group. They were selected on the basis of their comparable size and industrial classification. The information generated by the review included compensation package totals, compensation package components and salary-to-bonus proportions. This information was used by the Committee as part of the process of making compensation decisions in 2001.

Base Salaries: The Committee reviewed the covered officers' base salaries, paying particular attention to prevailing levels of compensation for executives in the survey peer group, the responsibilities associated with each individual's position and the contributions to the company that each executive currently makes and is expected to make in the future. The Committee implemented base salary reductions for each of the named executives, except Mr. Walker, at the beginning of 2001 because it concluded that the alignment of these individuals with the long-term interests of shareholders would be enhanced by providing that a larger portion of their total compensation be "at risk" by being tied to short-term and long-term measures of Sylvan's performance.

Cash Bonuses: Cash bonus targets were established for each named executive in January 2001, based on Sylvan's expected overall financial performance and on the expected financial performance of the corporate business segment or operational unit for which each individual is responsible. These targets ranged from 18% to 75% of base salary and bonuses were calculated as follows:

     - For the Chief Executive Officer and Chief Financial Officer: 70% of the total target amount was based on a formula that awarded the full 70% if Sylvan's 2001 EPS objective was achieved. The remaining 30% of the target amount was awarded subject to the discretion of the Committee.

     - For Divisional Executives: 42% of the total target bonus was based on a formula that awarded the full 42% if 2001 divisional budgeted operating income was achieved. 28% of the total target bonus was based on a formula that awarded the full 28% if Sylvan's 2001 EPS objective was achieved. The remaining 30% of the target bonus was awarded subject to the discretion of the Committee.

The calculation of the discretionary bonus amounts was based on an executive officer's performance as measured against the company's and the officer's business unit's progress with respect to the following historical and recent factors over full financial years:

     - Asset efficiency;

     - Revenue growth through market share expansion; and

     - The development of Sylvan's global franchise through service enhancements and the introduction of innovative products.

In addition, each covered executive officer is evaluated on the basis of the achievement of various nonfinancial measures. The measures that are established for the chief executive officer are determined by the Committee and the measures that are established for the other covered executive officers are customarily determined by the chief executive officer.

Target Benefit Annuity Purchase Program: Sylvan annually purchases currently taxable single premium deferred annuities for a select group of executive employees. The annuities purchased are "targeted" to provide monthly retirement income at age 65 equal to 1.25% of the executive's average monthly salary over the five highest earnings years of service times the executive's number of years of service. Since Sylvan's purchase of the annuities is treated as the payment of current taxable income from Sylvan to the executive, Sylvan customarily pays (or provides for the payment to) the executive the expected annual tax cost of providing the benefit, by "grossing up" the executive's current compensation. Messrs. Zensen, Elzalaki, Walker and Smith participate in the program.

Stock Options: Stock options that carry an exercise price of 100% of their market price on the date of grant, and that do not fully vest for three years, were routinely granted in previous years. The Committee granted no stock options in 2001.

Measurement Meetings: Measurements of the progress of the named executives toward the achievement of the goal components of the compensation program during 2001 were made by the Committee during the course of six meetings with Sylvan's chief executive officer.

    Compensation of Named Executives Other Than the Chief Executive Officer

The Committee awarded salary increases to Messrs. Smith, Elzalaki and Walton in June 2001 in response to competitive market movements. Mr. Walker received a salary increase in October 2000. The bonuses that the Committee awarded to each of the named executives reflected partial achievements of their individual performance targets. The Committee took into consideration that Sylvan's asset efficiency, global market share growth and earnings growth were relatively strong in a weak economic environment. In addition, Sylvan's European operating division continued the positive performance it has exhibited in prior years and the company's Quincy Farms fresh mushroom operation almost doubled its operating income over a two-year period. The Committee also took into consideration that the revenue and operating income performance of the U.S. spawn division weakened due to the loss of several significant customers that shut down most of their operations and due to various other competitive pressures. Mr. Smith was granted a discretionary bonus award that was based on a somewhat equal weighting of the three measures referenced above. Discretionary bonus awards for the other named executives were also based on a somewhat equal weighting of these factors, except that the calculation of revenue growth and asset efficiency was based on the performance of the operating division for which each individual was responsible.

                  Compensation of the Chief Executive Officer

Mr. Zensen's realignment salary reduction was implemented in January 2001. The Committee awarded him a cash bonus for the year. The discretionary portion of the bonus reflected the Committee's recognition of Mr. Zensen's role in the achievement of European spawn production and revenue targets and of the company's U.S. mushroom segment's net income growth targets. It was based both on an equal weighting of the three discretionary bonus measures and on his progress toward the attainment of several nonfinancial goals. No other changes were made to Mr. Zensen's compensation package.

             Consideration of Internal Revenue Code Section 162(m)

The Committee monitors the impact of Section 162(m) of the Internal Revenue Code in making its compensation decisions. Although it provides for certain exceptions, this law generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer and four other most highly compensated executive officers.

                                          VIRGIL H. JURGENSMEYER, Committee
                                          Chairman
                                          WILLIAM L. BENNETT

SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                    ----------------------------------   -------------------------------
                                                                         NUMBER OF SHARES
                                                          OTHER ANNUAL   UNDERLYING STOCK    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION   OPTIONS GRANTED    COMPENSATION
---------------------------  ----   --------   --------   ------------   ----------------   ------------
Dennis C. Zensen             2001   $500,000   $240,000     $119,192(b)           --          $174,219(d)
  President and Chief        2000    600,000    200,000      149,817(b)       45,000           217,127
  Executive Officer          1999    600,000    175,000       99,959(b)           --           145,643

Monir K. Elzalaki            2001   $289,583   $ 65,000     $ 11,837(b)           --          $ 18,048(d)
  President                  2000    277,500     70,000       11,230(b)       10,000            19,917
  Sylvan America, Inc.       1999    270,000     50,000        6,280(b)       10,000            11,787

Michael A. Walton (a)        2001   $217,500   $ 65,250           --              --          $ 19,520(d)
  Managing Director          2000    224,750     43,500           --          15,000            13,485
  Sylvan Europe              1999    215,688     29,000           --          15,000            12,180

Gary D. Walker               2001   $200,000   $ 30,000     $ 28,910(c)           --          $ 15,521(d)
  President                  2000    185,000     30,000       55,501(b)       10,000            80,207
  Sylvan Bioproducts, Inc.   1999    180,000     30,000           --          15,000             1,298

Donald A. Smith              2001   $183,750   $ 30,000     $ 11,445(b)           --          $ 17,351(d)
  Chief Financial Officer    2000    167,500     40,000        7,576(b)       10,000            11,950
                             1999    140,004     20,000       24,517(b)       20,000            36,216

---------------

a) Mr. Walton, a citizen and resident of the United Kingdom, is paid in British pounds. For the purposes of this report, his compensation for each of the three years was converted into U.S. dollars using a December 30, 2001, exchange rate of L1 equal to $1.45.

b) Reflects reimbursements for income taxes incurred as a result of contributions made by the company on behalf of the executive officer to its Nonqualified Target Benefit Annuity Purchase Program.

c) Reflects Mr. Walker's recognition of the $18,750 difference between the exercise and market prices of stock options that he exercised during the year and of the $10,160 reimbursement for income taxes incurred as a result of contributions made by the company on his behalf to its Nonqualified Target Benefit Annuity Purchase Program.

d) Amounts shown for 2001 consist of the following:

                                       ZENSEN    ELZALAKI   WALTON    WALKER     SMITH
                                      --------   --------   -------   -------   -------
Nonqualified target benefit annuity
  purchase premiums.................  $171,166   $16,998         --   $14,471   $16,301
401(k) plan company matching
  contributions.....................       912       912         --       912       912
Term life insurance premiums........     2,141       138    $ 2,555       138       138
UK pension benefit plan
  contribution......................        --        --     16,965        --        --

AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 30, 2001

                                                       NO. OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                           NO. OF                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           SHARES                             AT 12/30/01                 AT 12/30/01 (B)
                          ACQUIRED        VALUE       ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED (A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   ------------   -----------   -------------   -----------   -------------
Dennis C. Zensen               --             --        15,000          3,000         $39,375        $78,750
Monir K. Elzalaki              --             --        53,334         10,000          26,892         21,667
Michael A. Walton              --             --        70,000         15,000          47,500         30,000
Gary D. Walker              5,000        $18,750        58,333         11,667          52,499         23,751
Donald A. Smith                --             --        30,334         13,334          42,921         33,335

---------------

a) Reflects value before income taxes payable as a result of exercise.

b) The closing market price of Sylvan's common stock as of December 30, 2001 was $11.25 per share.

QUALIFIED RETIREMENT BENEFIT PLAN

Sylvan has a defined benefit pension plan covering eligible salaried employees of its Sylvan America, Inc. and Sylvan Foods, Inc. subsidiaries, and former salaried employees of its closed Moonlight Mushrooms, Inc. subsidiary. The pension plan is funded solely by employer contributions, but the company ceased accruing benefits for the plan as of January 3, 1993. Annual pension benefits under the plan are determined by multiplying 1.25% times the employee's average salary as reported on such employee's Form W-2 over the five highest earnings years of service prior to January 3, 1993, times the employee's number of years of service prior to January 3, 1993. Pension benefits are not subject to deductions for Social Security benefits. Mr. Elzalaki and Mr. Walker are the only persons named in the Summary Compensation Table who have an accrued benefit under the plan. Mr. Elzalaki has two years of credited service as of January 3, 1993, and an accrued benefit of approximately $324 per month at age 65. Mr. Walker has six months of credited service and an accrued benefit of approximately $95 per month at age 65.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph assumes a $100 investment on December 31, 1996, in the company's common stock, the S&P stocks and the Russell index stocks, and the cumulative total return assumes the reinvestment of dividends, if any. The company utilizes the Russell index because it has not been able to construct a peer group that adequately exhibits Sylvan's product and geographical components.

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------
                                      12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
----------------------------------------------------------------------------------------------------------
 Sylvan Inc.                           100.00      107.69      114.42       65.38       73.08       86.54
 S&P 500                               100.00      133.36      171.47      207.56      188.66      166.24
 Russell 2000                          100.00      121.36      118.64      145.02      169.00      173.45

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, executive officers and persons who own more than ten percent of a registered class of the company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater-than-ten-percent shareholders are required by Commission regulations to furnish the company with copies of all Section 16(a) forms that they file.

The company believes that all filing requirements applicable to its officers and directors were complied with in 2001. In making these disclosures, the company has relied solely on the written and oral representations of its directors and executive officers and copies of the reports that they filed with the Commission.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Sylvan Inc. exercises oversight of the company's financial accounting and reporting processes on behalf of the board. Sylvan's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The outside auditors are responsible for planning and carrying out the audits and reviews of those financial statements. In fulfilling its oversight role, the functions of the Audit Committee include consulting with Sylvan's independent public accountants, reviewing the preparations for and scope of the audit of the company's annual financial statements, making recommendations with respect to the engagement and fees of the independent auditors and discussing the annual financial statements with management.

Each of us is an independent director as defined and set forth in the marketplace rules and qualification requirements of The Nasdaq Stock Market. We are not employees of the company and, as such, it is not our duty or responsibility to conduct auditing or accounting reviews or procedures. In performing our oversight responsibility, we rely, without independent verification, on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the company, legal counsel, independent accountants or other persons with professional competence. As a result, our oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions referred to above do not assure that the audit of Sylvan's financial statements by Sylvan's independent accountants has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with U.S. GAAP or that the company's independent accountants are in fact "independent."

In this context, we hereby report that:

     - we reviewed and discussed the audited financial statements with Sylvan's management;

     - we discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
       380);

     - we received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and have discussed with the independent accountants the independent accountants' independence; and

     - based on the review and discussions referred to in the paragraphs above, and subject to the limitations on our role and responsibilities discussed above and in the Audit Committee Charter, we recommended to the Sylvan Inc. Board of Directors that the audited financial statements be included in the company's annual report on Form 10-K for and as of the year ended December 30, 2001, for filing with the Securities and Exchange Commission.
                                          WILLIAM L. BENNETT, Committee Chairman
                                          VIRGIL H. JURGENSMEYER
                                          NELSON OBUS

                         INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP served as Sylvan's principal public accountant in 2001. Upon the recommendation of the Audit Committee, the Board of Directors engaged Arthur Andersen to audit the books and records of the company in 2002. The Board and the Audit Committee carefully considered the firm's performance for the company since its initial engagement in 1989, the quality control procedures that it has established and its capabilities in the fields of accounting and auditing. Representatives of Arthur Andersen are expected to be present at the meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

For services rendered on a worldwide basis in 2001 by Arthur Andersen, the company incurred the following fees. Audit Fees were for work related to auditing the company's annual financial statements for fiscal year 2001 and for reviewing the financial statements included in the company's Forms 10-Q. All Other Fees were for work related to the audit of the statutory financial statements of some of the company's overseas subsidiaries as well as for nonaudit services.


-     Audit Fees..................................................   $164,200
      Financial Information Systems Design and Implementation
-     Fees........................................................   $      0
-     All Other Fees..............................................   $  9,540

                           ANNUAL REPORT ON FORM 10-K

The company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders upon request and may be obtained by writing to: Investor Relations, Sylvan Inc., 333 Main Street, P.O. Box 249, Saxonburg, PA 16056-0249.

                                   SYLVAN INC.

                                      PROXY

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

               Swissotel New York - The Drake; New York, New York Thursday, May
                       30, 2002, 10:00 a.m.

      The undersigned shareholder of Sylvan Inc. does hereby appoint Dennis C. Zensen, Donald A. Smith and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at Sylvan's annual meeting of shareholders, to be held May 30, 2002, and at all adjournments thereof, all the shares of Sylvan's common stock which the undersigned may be entitled to vote on the matter set out on the reverse side of this card as described in the proxy statement and, at their discretion, on any other business that may properly come before the annual meeting.

      The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted "FOR" the election of each named individual as Director.

                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:  Please mark your votes as  [X]
                                                             indicated in
                                                             this example

Item 1: Election of the following five Directors:              FOR              WITHHOLD
                                                          all nominees          AUTHORITY
        01 William L. Bennett, 02 Monir K. Elzalaki,    listed (except as      to vote for
        03 Virgil H. Jurgensmeyer, 04 Nelson Obus,        marked below        all nominees
        05 Dennis C. Zensen.                            to the contrary)         listed
                                                               [ ]                 [ ]

A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

The signer hereby revokes all previous proxies for the annual meeting, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 25, 2002, and hereby ratifies all that the said proxies may do by virtue hereof.

                       I PLAN TO ATTEND THE ANNUAL MEETING   [ ]


Signature ____________________ Signature  ____________________ Date ____________

Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

     Internet and telephone voting is available through 4 p.m. Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------      -----------------------------      ----------------------
           Internet                            Telephone                       Mail
  http://www.eproxy.com/syln                1-800-435-6710
                                                                        Mark, sign and date
Use the Internet to vote your       Use any touch-tone telephone          your proxy card
proxy. Have your proxy card in      to vote your proxy. Have your               and
hand when you access the web    OR  proxy card in hand when you    OR    return it in the
site. You will be prompted to       call. You will be prompted to      enclosed postage-paid
enter your control number,          enter your control number,               envelope.
located in the box below, to        located in the box below, and
create and submit an                then follow the directions
electronic ballot.                  given.
------------------------------      -----------------------------      ----------------------

         If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.